                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ______________________



                                   FORM 8-K/A
                               (Amendment No. 4)
                                CURRENT REPORT



    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 15, 1996


                            GREENBRIAR CORPORATION
            (Exact name of registrant as specified in its charter)



              NEVADA                    0-8187              75-2399477
       ----------------------        -----------           -----------

     (State or other jurisdiction    (Commission   (I.R.S. Employer
       of incorporation)             File Number)  Identification  No.)



                  4265 Kellway Circle, Addison, Texas  75244
                  ------------------------------------------

             (Address of principal executive offices)   (Zip Code)



      Registrant's telephone number, including area code:  (214) 407-8400

Item 7. Financial Statements and Exhibits.
        ----------------------------------

    The following financial statements and pro forma financial information regarding Wedgwood are filed with this report.

                         Index to Financial Statements


    (a) Wedgwood Retirement Inns

           The audited financial statements of Wedgwood included with this report are listed on the contents page included as page F-1 of this report.

    (b) Unaudited Pro Forma Financial Statements

        The accompanying pro forma consolidated balance sheet as of December 31, 1995 presents the acquisition of Wedgwood by Greenbriar (See Item 2) as though the acquisition had taken place on that date.
        The accompanying pro forma consolidated statement of earnings presents earnings from continuing operations as though the acquisition had taken place on January 1, 1995.


        Pro Forma Consolidated Balance Sheet -
          December 31, 1995 (Unaudited)                              F-17


        Pro Forma Consolidated Statement of Earnings -
          Year Ended December 31, 1995 (Unaudited)                   F-18


        Explanatory Notes to Consolidated Financial Statements       F-19


    (c) Exhibits
        The following exhibits are filed with this report.

        1 - Stock purchase agreement among the Company, Wedgwood and certain principals of Wedgwood.*

* Previously filed

                              SIGNATURES



Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 4 to this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            Greenbriar Corporation


Dated:         August 19, 1996            By:  /s/ Gene Bertcher
                                              -------------------
                                          Name: Gene Bertcher
                                          Title: Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS



Report of Grant Thornton LLP Certified Public Accountants............  F-2

Wedgwood Retirement Inns, Inc.
  Combined Balance Sheets at December 31, 1994 and 1995..............  F-3
  Combined Statements of Operations for the years ended
   December 31, 1993, 1994, and 1995.................................  F-5
  Combined Statements of Stockholder, Members', Partners' and Owners'
   Deficit for the years ended December 31, 1993, 1994 and 1995......  F-6
  Combined Statements of Cash Flows for the years ended
   December 31, 1993, 1994 and 1995..................................  F-7
  Notes to Combined Financial Statements.............................  F-8

Unaudited Pro Forma Financial Statements
  Pro Forma Consolidated Balance Sheet--December 31, 1995............ F-17
  Pro Forma Consolidated Statement of Earnings--Year Ended
   December 31, 1995................................................. F-18
  Explanatory Notes to Consolidated Financial Statements............. F-19

               Report of Independent Certified Public Accountants
               --------------------------------------------------



Stockholders, Members, Partners and Owners
Wedgwood Retirement Inns


We have audited the accompanying combined balance sheets of Wedgwood Retirement Inns as of December 31, 1994 and 1995, and the related combined statements of operations, stockholders', members', partners' and owners' deficit, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the combined financial position of Wedgwood Retirement Inns as of December 31, 1994 and 1995, and the combined results of their operations and their combined cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



GRANT THORNTON LLP

Portland, Oregon
March 21, 1996

                           Wedgwood Retirement Inns

                            COMBINED BALANCE SHEETS
                            (Amounts in thousands)


                                                       December 31,
                                                   ---------------------
          ASSETS                                     1994         1995
                                                   --------     --------


CURRENT ASSETS
 Cash                                              $   657      $   885
 Accounts receivable
   Trade                                               104          147
   Employees and owners                                  2            -
   Other                                                66          305
 Supplies                                               47           62
 Prepaid expenses                                      139          113
                                                   -------      -------

        Total current assets                         1,015        1,512

PROPERTY AND EQUIPMENT
 Buildings and improvements                         21,933       29,764
 Furniture, fixtures and equipment                   2,339        3,127
 Vehicles                                              274          333
 Construction-in-progress                            1,222          352
 Land                                                3,073        3,346
 Less accumulated depreciation and amortization     (6,698)      (7,797
                                                   -------      -------
                                                    22,143       29,125

RESTRICTED ASSETS
 Mortgage escrow deposits                              126          204
 Reserve for capital improvements                      116          782
 Certificate of deposit                                  -          400
 Held-to-maturity securities                         1,131        1,460
                                                   -------      -------
                                                     1,373        2,846

OTHER ASSETS
 Property held for sale                              2,543          798
 Organization and start-up costs, net                   72          211
 Financing costs, net                                1,034        1,572
 Other                                                 138           14
                                                   -------      -------
                                                     3,787        2,595
                                                   -------      -------

                                                   $28,318      $36,078
                                                   =======      =======

   The accompanying notes are an integral part of these statements.

                           Wedgwood Retirement Inns

                            (Amounts in thousands)


 LIABILITIES AND STOCKHOLDERS', MEMBERS',               December 31,
                                                   ---------------------
   PARTNERS' AND OWNERS' DEFICIT                     1994         1995
                                                   --------     --------


CURRENT LIABILITIES
 Accounts payable                                 $   504       $   948
 Accrued expenses                                     783           671
 Deferred revenues and tenant deposits                309           369
 Current maturities of long-term obligations        1,146         1,517
                                                  -------       -------
                                                    2,742         3,505

LONG-TERM OBLIGATIONS, less current maturities     17,922        24,396

DEFERRED REVENUE                                       72            66

FINANCING OBLIGATIONS                              10,847        11,800

STOCKHOLDERS', MEMBERS', PARTNERS' AND
 OWNERS' DEFICIT                                   (3,265)       (3,689)
                                                  -------       -------

                                                  $28,318       $36,078
                                                  -------       -------

  The accompanying notes are an integral part of these statements.

                           Wedgwood Retirement Inns

                       COMBINED STATEMENTS OF OPERATIONS
                            (Amounts in thousands)

                            Year ended December 31,



                                    Year ended December 31,
                                  ---------------------------
                                    1993      1994     1995
                                  --------  --------  -------


Revenues
 Residential rental                $10,184   $12,018   $14,940

Operating expenses
 Residential operating expenses      7,542     8,585    10,916
 Depreciation and amortization         911     1,216     1,374
 General and administrative            605       738       959
                                   -------   -------   -------
                                     9,058    10,539    13,249
                                   -------   -------   -------

        Operating income             1,126     1,479     1,691

Other income (expense)
 Interest income                        26        74       160
 Interest expense                   (1,092)   (2,191)   (2,843)
 Other                                  70        77        94
                                   -------   -------   -------

        NET EARNINGS (LOSS)        $   130   $  (561)  $  (898)
                                   =======   =======   =======

  The accompanying notes are an integral part of these statements.

                           Wedgwood Retirement Inns

            COMBINED STATEMENT OF STOCKHOLDERS',MEMBERS', PARTNERS'
                              AND OWNERS' DEFICIT
                            (Amounts in thousands)

Balance at January 1, 1993                          $(3,373)

Equity contributed                                      357
Equity distributed                                     (597)
Net earnings                                            130
                                                     ------

Balance at December 31, 1993                         (3,483)

Equity contributed                                    1,358
Equity distributed                                     (579)
Net loss                                               (561)
                                                     ------

Balance at December 31, 1994                         (3,265)

Equity contributed                                    1,945
Equity distributed                                   (1,471)
Net loss                                               (898)
                                                    -------

Balance at December 31, 1995                        $(3,689)
                                                     ======

  The accompanying notes are an integral part of these statements.

                           Wedgwood Retirement Inns

                       COMBINED STATEMENTS OF CASH FLOWS
                            (Amounts in thousands)

                                                   Year ended December 31,
                                              ---------------------------------
                                                  1993       1994       1995
                                              -----------  --------  -----------
Cash flows from operating activities
 Net income (loss)                                   $  130   $  (561)  $  (898)
 Adjustments to reconcile net income (loss)
   to net cash provided by operating activities
     Depreciation and amortization                      927     1,230     1,214
     Write-off of deferred financing costs                -        60       179
     Amortization of discount on
      held-to-maturity securities                         -         -       (22)
     Change in assets and liabilities
      Mortgage escrow deposits                          (69)       66       (78)
      Accounts receivable                              (120)      324      (282)
      Supplies                                           (1)      (14)      (16)
      Prepaid expenses and other assets                  15      (136)     (117)
      Accounts payable and accrued expenses            (129)     (398)      619
      Deferred revenues and tenant deposits              (7)      236       136
                                                     ------   -------   --------

        Net cash provided by operating activities       746       807       735
                                                     ------   -------   --------

Cash flows from investing activities
 Reserves for capital improvements                      (15)      (16)     (666)
 Business acquisitions                                    -    (1,794)         -
 Purchases of property and equipment                   (977)   (4,413)   (8,870)
 Purchase of securities                                   -    (1,131)   (1,462)
 Proceeds from sale of land                               -         -        15
 Purchase of restricted certificate of deposit            -         -      (400)
 Proceeds from sale of securities                         -         -     1,155
                                                     ------   -------   --------
        Net cash used in investing activities          (992)   (7,354)  (10,228)
                                                     ------   -------   -------
Cash flows from financing activities
 Proceeds from long-term debt                         1,144    14,614    14,547
 Principal payments on debt                            (554)   (7,119)   (5,241)
 Payments for financing costs                           (81)     (653)     (746)
 Equity contributed                                     357       356     1,945
 Equity distributed                                    (597)     (579)     (784)
                                                     ------   -------   --------

        Net cash provided by financing activities       269     6,619     9,721
                                                     ------   -------   --------

        NET INCREASE IN CASH                             23        72       228

Cash at beginning of period                             562       585       657
                                                     ------   -------   --------

Cash at end of period                                $  585   $   657   $   885
                                                     ======   =======   ========

       The accompanying notes are an integral part of these statements.

                           Wedgwood Retirement Inns

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                       (Amounts in thousands of dollars)



NOTE A - BASIS OF PRESENTATION

  The accompanying combined financial statements include the historical assets, liabilities and operations associated with the entities listed below. The combined entities are collectively referred to as Wedgwood Retirement Inns (the Company). All such entities have ownership and management interests in common with either Wedgwood Retirement Inns, Inc. (WRII) or with the controlling principals of WRII.

  Information relative to the entities included in the combined financial statements at December 31, 1994 and 1995 and for each of the three years in the period then ended is as follows:

                                            Common
        Entity                              Control               Legal Form
- ---------------------------                 --------         -------------------

Crown Pointe Development -
 Corona                                        60.00%        Partnership
Hermiston Assisted Living,
 Inc. (Meadowbrook)                           100.00         S Corporation
King City Retirement
 Corporation
 (dba Pacific Pointe
  Retirement Inn)                              90.00         S Corporation
Liberty Acquired Brain
 Injury Habilitation
 Services, Inc. (Liberty)                      25.00         S Corporation
Lincolnshire Partners
 (Lincolnshire)                                40.50         Partnership
Neawanna by the Sea
 (Neawanna)                                    58.88         Limited Partnership
Retirement Housing
 Associates (dba Villa Del
 Rey-Merced)                                   50.00         Partnership
 Villa Del Rey-Visalia                                       Division of Retirement
                                                             Housing Associates
The Terrace Retirement,
 Inc.                                          50.00         S Corporation
Villa Del Rey-Napa                            100.00         Proprietorship
Villa Del Rey-Roswell,
 Limited Partnership
 (VDR-Roswell)                                 72.12         Limited Partnership
 Camelot Retirement
  Community (Camelot)                                        Division of VDR-Roswell
 Oak Harbor (dba
  Summerhill)                                                Division of VDR-Roswell
 The Village at Forest
  Glen (VFG) *                                               Division of VDR-Roswell
Wedgwood Retirement Inns,
 Inc.                                          82.50         S Corporation


*Transferred to partners
 on January 1, 1995.

The following additional entities are included as of and for the year ended
 December 31, 1995:



                                     Common
          Entity                     Control                   Legal Form
- ---------------------------        ----------          -------------------------
Lewiston Group LLC (dba
 Wedgwood Terrace)                   82.00%            Limited Liability Company
Rose Garden Estates, LLC             92.00             Limited Liability Company
Roswell Retirement, Ltd.
 Co. (dba Villa De La Rosa)          82.00             Limited Liability Company
Roswell Villa Partners
 (dba Villa Del Sol)                 50.00             Partnership
Sweetwater Springs Group,
 LLC                                 82.00             Limited Liability Company

                           Wedgwood Retirement Inns

                       (Amounts in thousands of dollars)

NOTE B - SUMMARY OF ACCOUNTING POLICIES

 A summary of the significant accounting policies applied in the preparation of the accompanying combined financial statements follows.

 1.  Line of Business
     ----------------

 The Company is involved in operating, managing and owning assisted living, congregate and Alzheimer's facilities (residences). The principal source of revenues is residential rental.

 2.  Cash
     ----

 For purposes of the combined statements of cash flows, the Company considers cash to include currency on hand and demand deposits.

 3.  Concentration of Risk
     ---------------------

 The Company's financial instruments that were exposed to concentrations of credit risk consist primarily of cash. The Company places its funds with high credit quality financial institutions and, at times, such funds may be in excess of the FDIC limit.

 4.  Property and Equipment
     ----------------------

 Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Accelerated depreciation is used for substantially all property and equipment. Useful lives are as follows:

     Buildings and improvements                         5 to 28 years
     Furniture fixtures and equipment                   5 to 7 years
     Vehicles                                           5 years

 Property and equipment includes interest costs incurred during the construction period, as well as development fees and other costs directly related to the development and construction of the residences. Maintenance and repairs are charged to income as incurred and significant renewals and betterments are capitalized. Deductions are made for retirements resulting from the renewals or betterments. The property is recorded at the lower of historical cost or net realizable value.

 5.  Intangible Assets
     -----------------

 Costs incurred in connection with the organization of the individual combined entities have been capitalized and are being amortized over five years on a straight-line basis.

 Loan costs incurred in connection with obtaining permanent financing of Company owned residences have been capitalized and are amortized over the term of the financing.

                           Wedgwood Retirement Inns

                       (Amounts in thousands of dollars)


NOTE B - SUMMARY OF ACCOUNTING POLICIES - Continued

 Costs incurred in connection with preopening marketing, employee recruitment and training, and other start-up expenditures necessary to prepare the residences for rent have been capitalized. These prerental costs are amortized over 12 months beginning when the residences are available for occupancy.

 6.  Income Taxes
     ------------

 Income taxes on the net earnings are payable personally by the stockholders, members, partners and owners and accordingly are not reflected in these financial statements.

 7.  Purchase of Withdrawing Partner's Interest
     ------------------------------------------

 When a withdrawing partner is paid or credited more than book value to retire or sell the partner's equity interest, the partnership treats the transaction as a purchase and revalues, up to market value, partnership assets.

 8.  Marketable Securities
     ---------------------

 Effective January 1, 1994, the Company implemented Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Following the provisions of that statement, the Company has classified its investments in marketable securities as held-to-maturity securities. There was no effect on the Company's income due to the implementation of the statement.

 9.  Fair Value of Financial Instruments
     -----------------------------------

 At December 31, 1995, the estimated fair value of each class of the Company's financial instruments either approximated carrying values or were not material.

 10.  Accounting Estimates
      --------------------

 In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

11.   Impairment of Long-Lived Assets
      -------------------------------

 The Company reviews its long-lived assets and certain identifiable intangibles for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. In reviewing recoverability, the Company estimates the future cash flows expected to result from using the assets and eventually disposing of them. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized based on the asset's fair value.

                           Wedgwood Retirement Inns

                      (Amounts in thouands of dollars)

NOTE C - SUPPLEMENTAL CASH FLOW INFORMATION

                                                        Year ended December 31,
                                                        ------------------------
                                                         1993     1994     1995
                                                        ------   ------   ------
   Supplemental cash flow information
     Interest paid                                       $675    $2,167   $2,758

   Supplemental data on noncash investing
     and financing activities
       Businesses acquired
         Fair value of asset acquired                    $ -     $9,184   $  -
         Liabilities assumed                               -       (470)     -
         Seller debt financing                             -     (5,220)     -
                                                          ---    -------    ----

          Total cash and nonseller financing             $ -     $3,494   $  -
                                                          ===     =====     ====

       Equity contributed                                $ -    $(1,002)  $  -
       Property and equipment acquired                     -      1,002      -
       Debt issued                                       (150)        -      -
       Other                                              150         -      -

 On January 1, 1995 the operations of The Village at Forest Glen were transferred to the individual partners as follows:

     Current assets                                    $   23
     Property and equipment                             2,521
     Other assets                                          35
     Accounts payable and accrued liabilities            (297)
     Debt                                              (1,595)
     Equity                                              (687)
                                                       ------

                                                       $   -
                                                       ======

                           Wedgwood Retirement Inns

                       (Amounts in thousands of dollars)


NOTE D - ACQUISITIONS AND NEW ENTITIES

 VDR-Roswell acquired the operations of Camelot in Harlingen, Texas, Summerhill in Oak Harbor, Washington and VFG in Beaverton, Oregon during 1994. The acquisitions were accounted for using the purchase method of accounting and the results of operations have been included in the Company's combined financial statements subsequent to the acquisition date. The acquired assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The date the facilities were acquired, the allocation of purchase price to assets and the method of payment are as follows:

                                         Camelot      Summerhill       VFG
                                      --------------  ----------  --------------

   Date acquired                      September 1994  April 1994  September 1994

   Purchase Price
   --------------

   Land                                       $1,250      $  193          $  148
   Buildings                                   3,100       1,902           2,392
   Furniture, fixtures and equipment              49          38               8
   Acquisition agreements                        100           -               -
   Goodwill                                        1           1               2
                                              ------      ------          ------

                                              $4,500      $2,134          $2,550
                                              ======      ======          ======
     Payment
    ---------

   Cash                                       $  661      $  434          $  699
   Seller debt financing                       3,625           -           1,595
   Other debt financing                            -       1,700               -
   Liabilities                                   214           -             256
                                              ------      ------          ------

                                              $4,500      $2,134          $2,550
                                              ======      ======          ======

 During 1994, Liberty was formed and began to acquire three parcels of land in Ellensburg, Washington. In November 1994, they began construction of a retirement facility. The construction was completed in July 1995 at which time operations began.

 During 1994, Lincolnshire was formed and entered into a ground lease for property located in Lincoln City, Oregon and began construction of a retirement facility. The construction was completed in late 1995 and operations began in November 1995.

 During 1995, Lewiston Group LLC was formed and leased a facility (Wedgwood Terrace) in Lewiston, Idaho. The facility began operations in November 1995.

 During 1995, Rose Garden Estates, LLC was formed and construction was completed on a facility (Rose Garden Estates) located in Ritzville, Washington. The facility began operations in December 1995.

                           Wedgwood Retirement Inns

                       (Amounts in thousands of dollars)

NOTE D - ACQUISITIONS AND NEW ENTITIES - Continued

 During 1995, Roswell Retirement, Ltd., Co. was formed and began construction of a facility (Villa de la Rosa) located in Roswell, New Mexico. The facility was under construction at December 31, 1995 and is anticipated to begin operations in October 1996.

 During 1995, Roswell Villa Partners was formed and construction was completed on a facility (Villa Del Sol) located in Roswell, New Mexico. The facility began operations in December 1995.

 During 1995, Sweetwater Springs Group, LLP was formed and began construction of a facility (Sweetwater Springs) in Lithia Springs, Georgia. At the completion of the project in August 1996, Sweetwater will lease the facility from the owner for a minimum of 15 years.


NOTE E - RESTRICTED ASSETS

 Mortgage escrow deposits represent amounts in escrow for the payment of insurance premiums and real property tax assessments. The escrow accounts are required by mortgage lenders or by the Oregon Housing and Community Services Department.

 The reserve for capital improvements includes $137 of replacement reserves and $645 of renovation funds in escrow. The replacement reserves represent restricted amounts on deposit which are to be used for future acquisition of equipment and building improvements at Pacific Pointe Retirement Inn. Acquisitions must be approved by the Oregon Housing and Community Services Department. The renovation funds represent amounts, disbursed from a loan, which are to be used for the renovation of the congregate facility at Camelot.

 The certificate of deposit is required as collateral for a loan to Camelot.

 The Company's held-to-maturity securities consist of mortgage-backed securities which mature through April 23, 1997. The amortized cost, unrealized gains and fair value at December 31, 1995 are $1,460, $4 and $1,464, respectively. The investments are held as collateral for outstanding letters of credit (see note
 I).


NOTE F - DEFERRED REVENUES AND TENANT DEPOSITS

 Total deferred revenues and tenant deposits are as follows:

                               1994   1995
                               ----   ----

   Prepaid rents               $ 35   $ 65
   Unit sales deposits           68     16
   Tenant security deposits     206    288
                               ----   ----

                               $309   $369
                               ====   ====


                           Wedgwood Retirement Inns

                       (Amounts in thousands of dollars)

NOTE G - LONG-TERM OBLIGATIONS

 Long-term obligations consist of the following:

                                                           1994     1995
                                                          -------  -------

     Notes payable to banks and financial institutions    $ 4,598  $10,767
     Notes payable to individuals and companies             5,840    5,039
     Note payable to the Redevelopment Agency of
      the City of Corona, California                        7,950    7,815
     Notes payable to related parties                         680    2,234
     Other                                                      -       58
                                                          -------  -------
                                                           19,068   25,913
     Less current maturities                                1,146    1,517
                                                          -------  -------

                                                          $17,922  $24,396
                                                           ======   ======

 Notes payable to banks and financial institutions mature through the year 2015 and include fixed and variable interest rates ranging from 7.5% to 11.75% at December 31, 1995. The notes are collateralized by real property, personal property, fixtures, equipment and the assignment of rents.

 Notes payable to individuals and companies mature through the year 2015 and include variable and fixed interest rates ranging from 7% to 10.64% at December 31, 1995. The notes are collateralized by real property, personal property, fixtures, equipment and the assignment of rents.

 The note payable to the Redevelopment Agency of the City of Corona, California is payable into a sinking fund semi-annually in increasing amounts from $65 to $420 through May 1, 2015. The variable interest rate was 4.75% at December 31, 1995. The note is collateralized by personal property, land, fixtures and rents.

 Notes payable to related parties mature through the year 2000 and include fixed interest rates ranging from 9.5% to 12%.

 Aggregate maturities of long-term debt for the five years following December 31, 1995 are as follows: 1996, $1,517; 1997, $530; 1998, $1,432; 1999, $2,726;
 and 2000, $2,512.

                           Wedgwood Retirement Inns

                       (Amounts in thousands of dollars)


NOTE H - FINANCING OBLIGATIONS

 During 1994, the Company entered into sale-leaseback transactions for the VDR-Roswell and the Neawanna facilities. At the end of the tenth year of the fifteen year leases, the Company has options to repurchase the facilities for the greater of the sales prices or their fair market values. The sale-leaseback transactions have been accounted for as financings. The Company has recorded the proceeds from the sales as financing obligations, classified the lease payments as interest expense, and continued to carry the facilities at historical cost and to record depreciation. At the end of the ten year period, if the repurchase options are not exercised by the Company, gain on sale will be realized and will be recognized over the remaining five years of the leases. Annual payments under the lease agreements are $1,167 for each of the years 1996 through 2000.

 The Company sells certain of its individual independent living units at its Camelot facility and, at the time of sale, enters into an agreement to repurchase. The repurchase price of each unit will range from 65% to 80% of the fair market value at the date of repurchase, based upon the number of years each tenant has occupied the units. Upon the repurchase of a unit, Camelot has the intention to resell it. The sales proceeds are recorded as a financing obligation. At December 31, 1994 and 1995 Camelot had $32 and $985, respectively of financing obligations under repurchase transactions.


NOTE I - COMMITMENTS

 1.  Operating Leases
     ----------------

 The Company leases certain retirement centers under operating leases which expire through the year 2024. The leases provide that the Company pay for property taxes, insurance and maintenance. The rent payments normally include monthly payment of property taxes and insurance into reserve accounts.

 Future minimum payments following December 31, 1995 are as follows:

     1996                         $1,654
     1997                          1,737
     1998                          1,053
     1999                          1,078
     2000                            334
     Thereafter                    4,641
                                  ------
                                 $10,497
                                  ======

 Lease expense in 1993, 1994 and 1995 was $1,617, $2,009 and $1,676,
 respectively. Certain leases contain rent escalation clauses which are based upon future events or changes in indices.

                           Wedgwood Retirement Inns

                       (Amounts in thousands of dollars)



NOTE I - COMMITMENTS - Continued

 2.  Commitments to Repurchase Units
     -------------------------------

 At the date of the acquisition of Camelot, it had outstanding obligations to purchase 101 individual independent living units which had been sold with agreements to repurchase. The repurchase prices are based on a discount from the market value of each unit. At December 31, 1994 and 1995, the remaining estimated outstanding repurchase obligation acquired in the Camelot acquisition was $4,900 and $4,561, respectively. The estimated fair value of the properties was $7,150 and $6,939, respectively.

 3.  Letters of Credit
     -----------------

 The Company has three outstanding letters of credit totaling $1,167 as of December 31, 1995. The letters of credit were issued in conjunction with real estate financing transactions and are collateralized by the Company's held-to-maturity securities.

 4.  Agreement to Support
     --------------------

 The Company, as part of a ground lease for the Lincolnshire facility, entered into an agreement to support the North Lincoln Hospital, a charitable foundation and the ground lessor. The calculation of the annual contribution will be based upon 33.33% of the distributable net income of Lincolnshire as defined in the agreement, less ground rent paid. Contributions are to be made monthly. No contribution was made in 1995.


NOTE J - RELATED PARTY TRANSACTION

 The Company purchases services from Lund Construction and Wedgwood Services, companies which are owned by a major investor in the Company. During the years ended December 31, 1994 and 1995, the Company incurred $198 and $266, respectively, for construction and remodeling services from these related entities.


NOTE K - SUBSEQUENT EVENTS

 Subsequent to year end, the Company entered into a merger agreement with Greenbriar Corporation (Greenbriar). Under the terms of the agreement, the Company's owners received preferred stock of Greenbriar and cash in exchange for all of the outstanding shares of Wedgwood Retirement Inns, Inc. and substantially all of the assets and liabilities of the combined entities included in these financial statements.

                            Greenbriar Corporation
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                            (Amounts in thousands)

                               December 31, 1995

                                          Greenbriar       Wedgwood        Gilley     Pro forma               Consolidated
                                         Corporation    Retirement Inns   Property   Adjustments     Notes      Pro forma
                                         ------------   ---------------   --------   -----------   ---------   ------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                 $ 7,199         $   885        $              $  (303)                  $ 7,781
  Accounts receivable
    Trade                                      23             147                                                     170
    Other                                       -             305                                                     305
  Deferred income tax benefit               2,150               -                        (2,150)          4             0
  Supplies                                      -              62                                                      62
 Other current assets                       1,536             113                             1                     1,650
                                          -------         -------        -------        -------                   -------

   Total current assets                    10,908           1,512              0         (2,452)                    9,968

REAL ESTATE                                 3,190               -          2,283              1                     5,473

NET ASSETS OF MOBILITY GROUP                3,371               -                                                   3,371

INVESTMENT IN SECURITIES, AT COST           1,853               -                                                   1,853

NOTES RECEIVABLE                            7,368               -                                                   7,368

PROPERTY AND EQUIPMENT, AT COST

  Land                                        322           3,346                         2,330           2         5,998
  Buildings and improvements                  767          29,764                        15,211           2        45,742
  Furniture, fixtures, and equipment          203           3,127                        (1,702)                   21,628
  Vehicles                                      -             333                          (175)          2           158
  Construction in progress                  1,576             352                                                   1,928
                                          -------         -------        -------        -------                   -------
                                            2,868          36,922              0         15,664                    55,454
   Less accumulated depreciation
     and amortization                        (252)         (7,797)                        7,797           2          (252)
                                          -------         -------        -------        -------                   -------

                                            2,616          29,125              0         23,461                    55,202

RESTRICTED CASH AND INVESTMENTS               105           2,846                                                   2,951

OTHER ASSETS                                  361           2,595                        (1,781)          2         1,175
                                          -------         -------        -------        -------                   -------

                                          $29,772         $36,078        $ 2,283        $19,228                   $87,361
                                          =======         =======        =======        =======                   =======

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Current maturities of long-term        $     8           1,517        $                                         $1,525
      obligations
   Accounts payable-trade                     412             948                                                   1,360
   Accrued expenses                           343             671                           721           3         1,735
   Other current liabilities                  130             369                                                     499
                                          -------         -------        -------        -------                   -------

      Total current liabilities               893           3,505              0            721                     5,119

LONG-TERM DEBT, less current maturities       901          24,396                           120                    25,417

DEFERRED INCOME TAXES                           -               -                         1,111           4         1,111

DEFERRED GAIN                               3,083              66                           (66)                    3,083

FINANCING OBLIGATIONS                           -          11,800                                         1        11,801

STOCKHOLDERS' EQUITY                       24,895          (3,689)         2,283         17,341         1,2        40,830
                                          -------         -------        -------        -------                   -------

                                          $29,772         $36,078        $ 2,283        $19,228                   $87,361
                                          =======         =======        =======        =======                   =======

* See accompanying explanatory notes

       Pro Forma Condensed Combined Statement of Operations (Unaudited)
                         For the Year Ended December 31, 1995
                   (in thousands, except per share amounts)



                                           Less Operations
                                               of the
                                  Company   Fountainview   Subtotal   Wedgwood     Adjustments    Combined
                                  --------  -------------  ---------  ---------  ---------------  ---------

REVENUES
   Assisted living facilities     $     -      $       -     $    -   $ 14,940          -           14,940
   Long term care facilities          557           (557)         -          -          -                -
   Real estate operations             666              -        666          -       (666)/(7)/          -
   Gain on sale of assets           7,043         (5,149)     1,894          -     (1,894)/(7)/          -
   Interest and dividends           1,205              -      1,205          -     (1,205)/(7)/          -
   Other                              239              -        239          -          -              239
                                   ------        -------    -------    -------   ---------         -------
                                    9,710         (5,706)     4,004     14,940     (3,765)          15,179
Expenses
   Assisted living facilities           -              -          -     10,916      1,279/(5)(7)/   12,195
   Long term care facilities          322           (322)         -          -          -                -
   Real estate operations             337              -        337          -       (337)/(7)/          -
   Depreciation and amortization        -              -          -      1,374      (1374)/(5)(          -
   General and administrative       2,764            (38)     2,726        959          -            3,685
   Interest                           206            (73)       133          -       (133)/(7)/          -
                                   ------        -------    -------    -------   --------          -------
                                    3,629           (433)     3,196     13,249       (565)          15,880
                                   ------        -------    -------    -------   --------          -------

       Operating profit (loss)      6,081         (5,273)       808      1,691     (3,200)            (701)

Other income (expense)
   Interest and dividend income         -              -          -        160      1,205/(7)/       1,365
   Interest expense                     -              -          -     (2,843)      (133)/(7)/     (2,976)
   Gain on sale of assets               -              -          -          -      1,894/(7)/       1,894
   Real estate operations, net          -              -          -          -        329/(7)/         329
   Other                                -              -          -         94          -               94
                                   ------        -------    -------    -------   --------          -------
                                        -              -                (2,589)     3,295              706
                                   ------        -------    -------    -------   --------           ------

       Earnings (loss) from
         continuing operations
         before income taxes        6,081         (5,273)       808       (898)        95                5

Income tax expense                    186              -        186          -       (184)/(4)/          2
                                   ------        -------    -------    -------   ---------         -------

       Earnings (loss) from
         continuing operations      5,895         (5,273)       622       (898)       279                3

Preferred dividend requirement       (225)             -       (225)         -       (320)/(6)/       (545)
                                   ------        -------    -------    -------   --------          -------

       Earnings (loss) from
         continuing operations
         allocable to common
         shareholders              $5,670        $(5,273)   $   397    $  (898)  $    (41)         $  (542)
                                   ======        =======    =======    =======   ========          =======

Earnings per share
   Continuing operations            $1.60                                                           $(0.15)
Weighted average number of
   common and equivalent
   shares outstanding               3,539                                                            3,539

* See accompanying explanatory notes

       Explanatory Notes to Pro Forma Consolidated Financial Statements


(1) To reflect the acquisition of commercial property acquired from the Gilley group and the issuance of Series D Preferred Stock.

(2) To reflect the application of purchase accounting. Included in the purchase accounting adjustments are write-offs of other assets of $1,781,000 which include organization costs and start-up costs of $209,000 and financing costs of $1,572,000.

(3)  To reflect the anticipated costs of $800,000 to complete the acquisition.

(4) The pro forma income tax expense of $2,000 is based upon applying the statutory tax rate to pre-tax income. If the Wedgwood acquisition had taken place at January 1, 1995, the deferred tax liabilities arising from the transaction would have eliminated the need for a change in the deferred tax asset valuation allowance during 1995 and, therefore, the effective tax rate would have approximated 38% rather than the 3% actually experienced. The Company considers the use of its net operating loss carryforwards as a result of the Wedgwood acquisition to be more likely than not.

  The deferred tax liability is calculated as follows:


Excess of cost over tax
 basis of assets acquired                                    12,652,000

Deferred tax liability - Wedgwood                             4,691,000
Less:  Elimination of deferred tax valuation
 allowance - Greenbriar                                      (1,430,000)
 Deferred tax asset - Greenbriar                             (2,150,000)
                                                             ----------

Deferred tax liability - as adjusted                          1,111,000
                                                             ==========

(5) To reflect the difference in depreciation and amortization on Wedgwood property and equipment and other assets due to change in asset bases and lives under purchase accounting.

                                   Depreciation  Amortization     Total
                                   ------------  -------------  ----------

 New basis                            1,279,000            -    1,279,000
 Old basis                            1,090,000       284,000   1,374,000
                                      ---------      --------   ---------

                     Difference         189,000      (284,000)    (95,000)
                                      =========      ========   =========

(6)  To reflect annual dividend requirement of Series D Preferred Stock.

(7) To classify income and expenses in a manner consistent with the future direction of the Company in the assisted living business.

(8) In January 1995, the Company sold The Fountainview. The pro forma statement of operations reflects the operations of the Company as adjusted to reflect this disposition.